    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 11, 1997.
                                                   REGISTRATION NO. 333-______
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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                            QUICKTURN DESIGN SYSTEMS, INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     DELAWARE                                              77-0159619
    ----------                                             ----------
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                   440 Clyde Avenue
                           Mountain View, California 94043
    (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                          SPEEDSIM, INC. 1995 INCENTIVE AND
                            NONQUALIFIED STOCK OPTION PLAN
                               (FULL TITLE OF THE PLAN)

                                    Keith R. Lobo
                        President and Chief Executive Officer
                            Quickturn Design Systems, Inc.
                                   440 Clyde Avenue
                           Mountain View, California 94043
                                    (415) 967-3300
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                      COPIES TO:
                               HERBERT P. FOCKLER, ESQ.
                           WILSON SONSINI GOODRICH & ROSATI
                               PROFESSIONAL CORPORATION
                                  650 PAGE MILL ROAD
                               PALO ALTO, CA 94304-1050
                                    (415) 493-9300

                           CALCULATION OF REGISTRATION FEE


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                                                                       PROPOSED         PROPOSED
                                                                        MAXIMUM          MAXIMUM         AMOUNT OF
         TITLE OF SECURITIES                          AMOUNT TO BE   OFFERING PRICE     AGGREGATE       REGISTRATION
         TO BE REGISTERED                             REGISTERED(1)   PER SHARE(2)    OFFERING PRICE        FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value
- Outstanding under SpeedSim, Inc. 1995 Incentive
  and Nonqualified Stock Option  Plan                    422,857        $.6550        $276,971.335           $84
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

(1) Pursuant to the Agreement and Plan of Reorganization, dated as of January 16, 1997, by and among Quickturn Design Systems, Inc. (the "Registrant"), SpeedSim, Inc. ("SpeedSim"), and QT Corporation, the Registrant assumed all of the outstanding options to purchase Common Stock of SpeedSim under the SpeedSim, Inc. 1995 Incentive and Nonqualified Stock Option Plan, and such options became exercisable to purchase shares of Registrant Common Stock, subject to appropriate adjustments to the number of shares and exercise price of each such assumed option.
(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of the weighted average exercise price of $.6550 per share.
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

                            QUICKTURN DESIGN SYSTEMS, INC.

                          REGISTRATION STATEMENT ON FORM S-8


                                        PART I

                        INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.       PLAN INFORMATION.

    Omitted pursuant to the instructions and provisions of Form S-8.

ITEM 2.       REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

    Omitted pursuant to the instructions and provisions of Form S-8.

                                       PART II

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCES.

    There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by the Registrant with the Securities and Exchange Commission (the "Commission"):

    (1) The Registrant's Annual Report on Form 10-K under the Securities Exchange Act of 1934 (the "Exchange Act") for the fiscal year ended December 31, 1995.

    (2) The Registrant's Quarterly Reports on Form 10-Q under the Exchange Act for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

    (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated October 29, 1993 (File No. 0-22738) filed pursuant to Section 12(g) of the Exchange Act and declared effective in December 1993, including any amendment or report filed for the purpose of updating such description.

    In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.       DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

    None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant's Certificate of Incorporation limits the liability of directors for monetary damages to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

    The Registrant's Bylaws provide that the Registrant shall indemnify its directors and executive officers and may indemnify its other officers, employees, agents and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

    The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant's Bylaws. These agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

    The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.       EXHIBITS.

           Exhibit
            Number                        Description
           -------      ------------------------------------------------------

              4.1       SpeedSim, Inc. 1995 Incentive and Nonqualified Stock
                        Option Plan
              5.1 Opinion of counsel as to legality of securities being registered
              23.1      Consent of Independent Accountants
              23.2      Consent of counsel (contained in Exhibit 5.1)
              24.1      Powers of Attorney (see page II-5)

ITEM 9 .      UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate

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jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 11th day of February 1997.
                                       QUICKTURN DESIGN SYSTEMS, INC.


                                  By:  /s/ Raymond K. Ostby
                                       ------------------------------------
                                       Raymond K. Ostby
                                       Vice President, Finance and
                                       Administration,
                                       Chief Financial Officer and Secretary

                                  POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith R. Lobo and Raymond K. Ostby, jointly and severally, as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on the 11th day of February 1997 in the capacities indicated.

       SIGNATURE                                 TITLE
----------------------    -----------------------------------------------------
/s/ Keith R. Lobo         President, Chief Executive Officer and Director
----------------------    (PRINCIPAL EXECUTIVE OFFICER)
Keith R. Lobo



/s/ Raymond K. Ostby      Vice President, Finance and Administration, Chief
----------------------    Financial Officer and Secretary
Raymond K. Ostby          (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)


/s/ Glen M. Antle         Chairman of the Board of Directors
----------------------
Glen M. Antle

/s/ Richard C. Alberding  Director
------------------------
Richard C. Alberding


                          Director
------------------------
Michael R. D'Amour


/s/ Yen-son (Paul) Huang  Director
------------------------
Yen-Son (Paul) Huang

/s/ Frank J. Caufield     Director
------------------------
Frank J. Caufield

/s/ David K. Lam          Director
-----------------------
David K. Lam

                                         II-5

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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

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                                       EXHIBITS

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                          REGISTRATION STATEMENT ON FORM S-8


                            QUICKTURN DESIGN SYSTEMS, INC.

                                  February 11, 1997

                                  INDEX TO EXHIBITS


    Exhibit
     Number                         Description
    ------------------------------------------------------------

    4.1       Speedsim, Inc. 1995 Incentive and Nonqualified Stock Option Plan
    5.1       Opinion of counsel as to legality of securities being registered
    23.1      Consent of Independent Accountants
    23.2      Consent of counsel (contained in Exhibit 5.1)
    24.1      Powers of Attorney (see page II-5)